UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of  1934


     Date of Report (Date of earliest event reported):   August 15, 1996


                          Gum Tech International, Inc.
               ---------------------------------------------------
              (Exact name of registrant as specified in it charter)


         Utah                        0-27646                  87-0482806
- ----------------------------      ------------           ---------------------
(State or other jurisdiction      (Commission              (I.R.S. Employer
     of incorporation)             File Number)          Identification Number)


                            4205 North Seventh Avenue
                                    Suite 300
                             Phoenix, AZ 85013-3080
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (602) 277-0606


                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events

     Effective August 21, 1996, Gerald Kern joined Gum Tech International, Inc. in the capacities of President and Chief Executive Officer of the Company, pursuant to a 16 month employment agreement ("Agreement"), which calls for an annual salary of $150,000, options to purchase 50,000 shares of common stock at $6.00 per share and a one year employment extension (through December 31, 1998) at the option of the Company.

     From 1983 to 1994, Mr. Kern was President and Chief Operating Officer of Meditech Pharmaceuticals, Inc., a manufacturer of proprietary drugs. Prior to serving at Meditech, Mr. Kern was the Executive Vice President and Chief Operating Officer of Max Factor from 1977 to 1980, then the world's fifth largest cosmetics company. In addition, Mr. Kern was a division President and corporate Vice President for International Playtex from 1967 to 1977.

     Richard Ratcliff and John Epert, formerly the Chief Executive Officer and President of the Company, respectively, have resigned their positions. Messers. Ratcliff and Epert will remain with the Company as Senior Vice President and Executive Vice President, respectively, and will also remain on the Board of Directors as the Chairman and Vice-Chairman, respectively.

ITEM 7.  Financial Statements and Exhibits

         (c) Exhibits:

             10.19 Employment Agreement dated August 14, 1996 between the Registrant and Gerald Kern.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GUM TECH INTERNATIONAL, INC.
                                        (Registrant)

                                       By: /s/ Richard A. Ratcliff
                                          -------------------------------------
                                          Richard A. Ratcliff, Chairman of
                                          the Board
Dated: August 26, 1996